UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 29, 2016

Fauquier Bankshares, Inc.
__________________________________________
 (Exact name of registrant as specified in its charter)
Virginia	000-25805	54-1288193
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10 Courthouse Square, Warrenton, Virginia		20186
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:		540.347.2700

Not Applicable
______________________________________________
 (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2016, Fauquier Bankshares, Inc. (the "Company"), the parent company of The Fauquier Bank (the "Bank"), announced the appointment of Mike York as Executive Vice President and Chief Operating Officer effective June 29, 2016.

Mr. York, age 51, has over 29 years of experience in the financial services industry.  Prior to joining the Company, Mr. York had served as Private Wealth Management Senior Credit Executive for Regions Bank in Birmingham, Alabama, since May 2013. He was Wealth Director for PNC Bank in Charlotte, North Carolina from April 2011 to May 2013.  Prior to joining PNC Bank, Mr. York held management positions with Wells Fargo Bank (including Wachovia Bank before it was acquired by Wells Fargo Bank), Bank of America and SouthTrust. Mr. York, a certified public accountant, has gained significant management experience during his career in diverse areas such as private wealth management, credit administration, lending, retail and commercial banking, and operations.

The Company will initially pay Mr. York an annual base salary of $225,000.  He will also be entitled to participate in the Company's annual incentive plan pursuant to which he will be eligible to receive cash bonuses and equity compensation commensurate to his chief operating officer position. Under the 2016 incentive plan, Mr. York will receive a grant of restricted stock in an amount equal in value to $56,250, based on the market price of the Company's common stock at the time of the grant. The shares of restricted stock are subject to time and performance vesting requirements, with 50% of the number of shares vesting over a period of three years and 50% of the number of shares vesting upon the Company achieving a targeted return on average equity over a period of three years relative to its percentile position among a national peer group. Mr. York also will be entitled to reimbursement of his actual relocation expenses and the Company will pay up to $25,000 in real estate agent commissions relating to the sale of his current residence.

The Company expects to enter into an employment agreement with Mr. York establishing his compensation and other terms of his employment in the near future, and will file with the Securities and Exchange Commission a Current Report on Form 8-K regarding such agreement at the appropriate time.

A copy of the Company's press release announcing the appointment of Mr. York is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description of Exhibit

99.1	Press Release dated June 30, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fauquier Bankshares, Inc.

June 30, 2016	By:	/s/ Eric P. Graap
Name: Eric P. Graap
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated June 30, 2016.